Exhibit 99.1

Brinks Home Security Reports Results for the Three Months Ended March 31, 2020

Dallas-Fort Worth, TX - May 14, 2020 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home Security TM), (“Brinks Home Security” or the “Company”) (OTC: SCTY) today announced results for the three months ended March 31, 2020.

First Quarter Key Highlights:

•Net revenue of $122.6 million, as compared to $129.6 million in the prior year period
•Net loss of $114.0 million, which includes an $81.9 million charge for goodwill impairment, as compared to net loss of $31.8 million in the prior year period
•Adjusted EBITDA of $58.7 million, as compared to $73.7 million in the prior year period
•The Company acquired 10,960 bulk accounts

William Niles, Interim Chief Executive Officer of Brinks Home Security commented, “At the onset of COVID-19, we implemented a pandemic response plan focused on the health and safety of our employees and customers as well as maintaining continuity of service in the communities we serve. I am extremely proud of the dedication and commitment our employees have demonstrated during these difficult times in providing uninterrupted and best in class service to our over 800,000 customers.”

“We continue to take decisive actions to protect the company’s balance sheet and liquidity, including implementing steps to manage our cost base. We also continue to refine our go-forward strategic plan to contemplate the post COVID-19 business environment. I remain confident that Brinks Home Security will emerge from this period well-positioned for the future.”

Customer & Attrition Data

The Company acquires customers through its direct-to-consumer sales channel (the "Direct to Consumer Channel"), which offers both Do-It-Yourself and professional installation security solutions and through its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers.

Accounts Acquired

During the three months ended March 31, 2020, the Company acquired 27,414 subscriber accounts through our Dealer Channel, Direct to Consumer Channel and bulk negotiated account acquisitions (“bulk buys”). This represents an increase of 37.0% as compared to the prior year period. The increase for the three-month period is principally due to a bulk buy of 10,960 accounts made in March 2020. There were no bulk buys during the three months ended March 31, 2019. The increase was partially offset by a year-over-year decline in accounts generated in the Dealer Channel, primarily due to the Company’s election to cease purchasing accounts from two dealers in the fourth quarter of 2019 and restrictions on door-to-door selling relating to the outbreak of COVID-19 starting in the latter half of March 2020.

Attrition

	Twelve Months Ended March 31,
	2020	2019
Beginning Balance of accounts	901,193	958,719
Accounts Acquired	88,797	111,376
Accounts Cancelled	(143,724)	(164,221)
Cancelled accounts guaranteed by dealer and other adjustments (a)	(4,827)	(4,681)
Ending balance of accounts	841,439	901,193
Monthly weighted average accounts	867,016	936,430
Attrition rate - Unit	16.6%	17.5%
Attrition rate - RMR (b)	17.8%	17.0%

(a) Includes cancelled accounts that are contractually guaranteed to be refunded from holdback.
(b) The Recurring Monthly Revenue (“RMR”) of cancelled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of cancelled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

Unit attrition declined for the twelve months ended March 31, 2020 as compared to the prior twelve-month period primarily due to fewer customers reaching the end of their initial contract term, continued efforts around customer retention and the benefit of improved credit quality in our Direct to Consumer Channel. The increase in the RMR attrition rate for the twelve months ended March 31, 2020 was primarily attributable to a more aggressive price increase strategy in the corresponding prior year period.

Presentation of Predecessor and Successor Financial Results

Apart from interest and amortization expense, Brinks Home Security’s operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization of the Company in August 2019 and its application of fresh start accounting. The Company believes that certain of its consolidated operating results for the three months ended March 31, 2020 is comparable to certain operating results from the comparable prior year period.

Three Months Ended March 31, 2020 Financial Summary1

	Successor Company	Predecessor Company
	Three Months Ended March 31,	Three Months Ended March 31,
	2020	2019
Net revenue	$122,575	$129,606
Cost of services	28,010	26,764
Selling, general and administrative, including stock-based and long-term incentive compensation	44,453	31,222
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	53,281	49,145
Interest expense	20,342	37,433
Loss before income taxes	(113,387)	(31,099)
Income tax expense	618	671
Net loss	(114,005)	(31,770)
Adjusted EBITDA	58,741	73,739

The Company reported net revenues of $122.6 million, a decline of 5.4% as compared to the prior year period. The decrease is primarily attributable to a decline in alarm monitoring revenue of $10.7 million due to the lower average number of subscribers in 2020, along with a decline in average RMR per subscriber as a result of a changing mix of customers generated through the Direct to Consumer Channel that typically have lower RMR as a result of the elimination of equipment subsidies. The decrease in alarm monitoring revenue was partially offset by an increase in product, installation, and service revenue as compared to the prior year period, largely due to an increase in field service jobs associated with contract extensions combined with higher revenue per transaction in the Direct to Consumer Channel.

RMR acquired during the quarter was $1.1 million, as compared to $964,000 in the prior year period.

Cost of Services was $28.0 million, an increase of 4.7%, driven by an increase in field service jobs associated with contract extensions for our high propensity to churn population. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers in the Direct to Consumer Channel, increased from $1.7 million to $1.9 million.

Selling, General and Administrative costs were $44.5 million, an increase of 42.4% year-over-year. The increase is primarily attributable to consulting fees for integration and implementation of company initiatives and severance expense related to transitioning executive leadership. Also contributing to the increase in SG&A was higher post emergence employee costs and brand-related marketing expense. Starting in March 2020, the Company largely suspended brand spend and implemented several cost savings measures in response to the COVID-19 outbreak. Subscriber acquisition costs included in SG&A increased from $4.2 million to $6.0 million.

Net loss totaled $114.0 million as compared to a net loss of $31.8 million in the prior year period. The change in net loss includes the impact of a goodwill impairment charge recorded in the first quarter of 2020 of $81.9 million. Due to the outbreak of the COVID-19 pandemic, the Company determined that recorded goodwill was impaired due to an expected reduction in future account generation. In addition to the goodwill impairment, the increase in net loss reflected a decline in net revenue, severance expense related to transitioning executive leadership, and increases in retention-related field service, subscriber acquisition and employee costs, as well as incremental brand marketing expense. Also impacting current period net loss was $4.8 million of 2G/3G radio conversion costs, with no such costs incurred in the prior year period.

1All variances are year-over-year unless otherwise noted.

Adjusted EBITDA was $58.7 million, declining from $73.7 million in the prior year period reflecting reductions in net revenue and increases in retention related field service, subscriber acquisition and employee costs and marketing expenses.

Liquidity

As of March 31, 2020, excluding a minimum liquidity requirement of $25 million under the terms of the Company’s credit agreements, the Company had total short-term liquidity of $142.8 million to fund working capital and continuing operations. This includes $61.9 million of cash and cash equivalents and $80.9 million of remaining borrowing capacity under the $145.0 million Revolving Credit Facility.

The Company’s existing long-term debt at March 31, 2020 includes an aggregate principal balance of $1.0 billion under its Takeback Loan Facility, Term Loan Facility and the Revolving Credit Facility.

In March 2020, the Company borrowed $50.0 million on its Revolving Credit Facility to address any unforeseen liquidity needs during the COVID-19 pandemic.

Conference Call

Brinks Home Security will host a conference call on Thursday, May 14, 2020 at 5:00 pm ET. To access the call please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 9020169. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can be accessed through May 21, 2020 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 9020169.

This call will also be available as a live webcast, which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 841,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has one of the nation’s largest network of independent authorized dealers – providing products and support to customers in the U.S., Canada and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, the launch of Brinks Home Security's consumer financing solution; the anticipated benefits of the Brinks Home Security’s rebranding; customer retention; account creation and related cost; anticipated account generation; future financial performance; debt refinancing; recovery of insurance proceeds and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 outbreak, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

Contact:
        Erica Bartsch
        Sloane & Company
        212-446-1875
        ebartsch@sloanepr.com

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	Successor Company
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$61,917	$14,763
Restricted cash	179	238
Trade receivables, net of allowance for doubtful accounts of $2,992 in 2020 and $3,828 in 2019	10,808	12,083
Prepaid and other current assets	24,723	25,195
Total current assets	97,627	52,279
Property and equipment, net of accumulated depreciation of $6,886 in 2020 and $3,777 in 2019	42,607	42,096
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $109,106 in 2020 and $61,771 in 2019	1,047,635	1,064,311
Dealer network and other intangible assets, net of accumulated amortization of $13,864 in 2020 and $7,922 in 2019	130,836	136,778
Goodwill	—	81,943
Deferred income tax asset, net	684	684
Operating lease right-of-use asset	19,113	19,277
Other assets	19,478	21,944
Total assets	$1,357,980	$1,419,312
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,710	$16,869
Other accrued liabilities	27,474	24,954
Deferred revenue	11,815	12,008
Holdback liability	10,861	8,191
Current portion of long-term debt	8,225	8,225
Total current liabilities	82,085	70,247
Non-current liabilities:
Long-term debt	1,023,663	978,219
Long-term holdback liability	2,123	2,183
Operating lease liabilities	16,130	16,195
Other liabilities	5,346	6,390
Total liabilities	1,129,347	1,073,234
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 22,500,000 shares at both March 31, 2020 and December 31, 2019	225	225
Additional paid-in capital	379,175	379,175
Accumulated deficit	(148,963)	(33,331)
Accumulated other comprehensive income, net	(1,804)	9
Total stockholders' equity	228,633	346,078
Total liabilities and stockholders' equity	$1,357,980	$1,419,312

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company	Predecessor Company
	Three Months Ended March 31,	Three Months Ended March 31,
	2020	2019
Net revenue	$122,575	$129,606
Operating expenses:
Cost of services	28,010	26,764
Selling, general and administrative, including stock-based and long-term incentive compensation	44,453	31,222
Radio conversion costs	4,824	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	53,281	49,145
Depreciation	3,109	3,154
Goodwill impairment	81,943	—
	215,620	110,285
Operating (loss) income	(93,045)	19,321
Other expense:
Interest expense	20,342	37,433
Unrealized loss on derivative financial instruments	—	7,773
Refinancing expense	—	5,214
	20,342	50,420
(Loss) before income taxes	(113,387)	(31,099)
Income tax expense	618	671
Net loss	(114,005)	(31,770)
Other comprehensive loss:
Unrealized loss on derivative contracts, net	(1,813)	(468)
Total other comprehensive loss, net of tax	(1,813)	(468)
Comprehensive loss	$(115,818)	$(32,238)

Basic and diluted income per share:
Net loss	$(5.07)	$—

Weighted average Common shares - basic and diluted	22,500,000	—
Total issued and outstanding Common shares at period end	22,500,000	—

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Successor Company	Predecessor Company
	Three Months Ended March 31,	Three Months Ended March 31,
	2020	2019
Net loss	$(114,005)	$(31,770)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	53,281	49,145
Depreciation	3,109	3,154
Radio conversion costs	4,824	—
Stock-based compensation	—	189
Long-term incentive compensation	163	286
LiveWatch acquisition contingent bonus charges	—	63
Severance expense (a)	2,890	—
Integration / implementation of company initiatives	5,576	1,581
Goodwill impairment	81,943	—
Interest expense	20,342	37,433
Unrealized loss on derivative financial instruments	—	7,773
Refinancing expense	—	5,214
Income tax expense	618	671
Adjusted EBITDA	$58,741	$73,739

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs (b)	$7,868	$5,856
Revenue associated with subscriber acquisition costs	(1,860)	(1,703)
Expensed Subscriber acquisition costs, net	$6,008	$4,153

(a) Severance expense related to transitioning executive leadership in 2020.
(b)  Gross subscriber acquisition costs for the three months ended March 31, 2019 has been restated from $7,315,000 to $5,856,000 due to allocation adjustments made to align with current period presentation of expensed subscriber acquisition costs.